UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 9, 2006

RIDGEWOOD ELECTRIC POWER TRUST I
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24240	22-3105824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE 19801	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On February 9, 2006, management of Ridgewood Electric Power Trust I (the “Trust”) concluded that the Trust’s consolidated financial statements included in the Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the “September 2004 Financial Statements”) should no longer be relied upon and should be restated because there was an error in the amount of income recorded for the Trust’s equity interest in Stillwater Hydro Partners L.P. in accordance with the equity method of accounting, which resulted in an understatement of net income for the quarter and the nine month period.

The Trust estimates that net income for the quarter ended September 30, 2004 was understated by approximately $49,000, resulting in an equivalent understatement of total assets at September 30, 2004. The Trust intends to file with the Securities and Exchange Commission an amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2004 to reflect the changes required as a result of the restatement.

Because the Trust recognized the appropriate amount of income for the full year of 2004, there was no impact on the audited financial statements contained in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on July 18, 2005 (the “2004 Form 10-K”); however, the Trust will amend the unaudited “Supplementary Financial Information (Unaudited)” for the third and fourth quarter of 2004 by filing a 2004 10-K/A with the Securities and Exchange Commission.

Management of the Trust has discussed with Perelson Weiner LLP, the Trust’s independent registered public accounting firm, the matters disclosed pursuant to Item 4.02(a) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST I

Date: February 14, 2006   By: /s/ Douglas R. Wilson
                 Name:   Douglas R. Wilson
                 Title:     Chief Financial Officer